As filed with the Securities and Exchange Commission on January 11, 1996

                            Registration No. 33-53095

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                               Amendment No. 4 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                                  CONSECO, INC.
             (Exact name of Registrant as specified in its charter)


      Indiana                                           35-1468632
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)


                          11825 N. Pennsylvania Street
                                Carmel, IN 46032
                                 (317) 817-6100
               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)



                              Mr. Lawrence W. Inlow
                          11825 N. Pennsylvania Street
                                Carmel, IN 46032
                                 (317) 817-6163
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

                  SEC registration fee.........................................         $   137,932
                  NASD filing fee..............................................              50,000
                  Accounting fees and expenses.................................             150,000
                  Blue sky fees and expenses...................................              90,000
                  Legal fees and expenses......................................             200,000
                  Printing and engraving fees..................................             400,000
                  Rating agency fees...........................................             150,000
                  Miscellaneous................................................             222,068
                                                                                        -----------
                            TOTAL..............................................          $1,400,000
                                                                                         ==========


         All expenses except SEC registration fee are estimated.


Item 15. Indemnification of Directors and Officers.

         The IBCL grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

         The Code of By-laws of Conseco provides for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of the Registrant, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, Conseco may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of Conseco that such settlement be made and that such person was not guilty of negligence or misconduct.

         Reference is made to the proposed forms of underwriting agreements to be filed as Exhibits 1.1 and 1.2 hereto, pursuant to which the underwriters will agree to indemnify Conseco's directors and officers who sign the Registration Statement against certain liabilities which might arise under the Securities Act from information furnished to Conseco by such underwriters.

Item 16.  Exhibits.


     1.1 Form of Purchase Agreement - Debt Securities. ((i) An Underwriting Agreement relating to Securities to be distributed outside the United States or for Securities denominated in foreign currencies or foreign currency units or (ii) any Selling Agency or
             Distribution Agreement with any Agent will be filed as an exhibit to a Current Report of Form 8-K and incorporated herein by reference.)

     1.2     Form of Purchase Agreement - Equity


     3.1 Amended and Restated Articles of Incorporation of Conseco were filed with the Commission as Exhibit 3.1 to the Registration Statement on Form S-2, No. 33-8498; Articles of Amendment thereto, as filed September 9, 1988 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.1 to Conseco's Annual Report on Form 10-K for 1988; Articles of Amendment thereto, as filed June 13, 1989 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.2 to Conseco's Report on Form 10- Q for the quarter ended June 30, 1989; and Articles of Amendment thereto, as filed June 29, 1993 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.3 to Conseco's Report on Form 10-Q for the quarter ended June 30, 1993, and are incorporated herein by this reference.

     3.2 Amended and Restated By-Laws of Conseco effective February 10, 1986 were filed with the Commission as Exhibit 3.2 to its Registration Statement on Form S-1, No. 33-4367, and an Amendment thereto was filed with the Commission as Exhibit 3.2.1 to Amendment No. 2 to its Registration Statement on Form S-1, No.33-4367; and are incorporated herein by this reference.


** 3.3 Form of Articles of Amendment to the Articles of Incorporation of Conseco, Inc. relating to the PRIDES.


**   4.1     Form of Senior Indenture.

**   4.2     Form of Subordinated Indenture.

             The form or forms of such Debt Securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

     4.3     Form of Deposit Agreement.


             The form of such Deposit Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

     4.4     Form of Warrant Agreement.

             The form of such Warrant Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

             Any amendment to the Company's Articles of Incorporation authorizing the creation of any series of Preferred Stock or Depositary Shares representing such shares of Preferred Stock and setting forth the rights, preferences and designations thereof will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.


     4.5     Form of PRIDES stock certificate.


**   5.1     Opinion of Lawrence W. Inlow, Executive Vice President, Secretary
             and General Counsel of Conseco.


     8.1 Opinion of Krieg DeVault Alexander & Capehart with respect to certain federal income tax consequences.

**  12.1     Computation of Ratio of Earnings to Fixed Charges and Preferred
             Stock Dividends.


    23.1     Consent of Coopers & Lybrand L.L.P.


**  23.2     Consent of Lawrence W. Inlow (included in Exhibit 5.1).


    23.3     Consent of Kreig DeVault Alexander & Capehart (included in
             Exhibit 8.1).


**  24.1.2   Power of Attorney of Donald F. Gongaware.

**  24.1.3   Powers of Attorney of Stephen C. Hilbert, Rollin M. Dick, Louis P.
             Ferrero and Dennis E. Murray, Sr.

**  24.1.4   Power of Attorney of Ngaire E. Cuneo.

**  25.1     Form T-1, Statement of Eligibility and Qualification under the
             Trust  Indenture  Act of 1939,  of the  Trustee  under  the  Senior
             Indenture.

**  25.2     Form T-1, Statement of Eligibility and Qualification under the
             Trust Indenture Act of 1939, of the Trustee under the  Subordinated
             Indenture.
----------------------
** Previously filed.

       Item 17.  Undertakings.

         (a) Rule 415 Offering

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10
          (a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided,  however,  that  paragraphs  (a)(1)(i)  and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Acceleration of Effectiveness

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d) Qualification of Trust Indenture Act of 1939 for Delayed Offerings

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act, as amended (the "Trust Indenture Act"), in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

          (e)     Rule 430A

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Conseco, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on the 11th day of January, 1996.

                                  CONSECO, INC.

                                  By:/s/ Lawrence W. Inlow
                                  -------------------------------------------
                                  Lawrence W. Inlow, Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons in the capacities indicated on January 11, 1996.


          Signature                         Title (Capacity)
          ---------                         ----------------


           *
-----------------------           Chairman of the Board, President and Chief
Stephen C. Hilbert                   Executive Officer (Principal Executive
                                     Officer)

           *
----------------------            Executive Vice President and Chief Financial
Rollin M. Dick                       Officer and Director (Principal Financial
                                     Officer and  Principal Accounting Officer)
           *
----------------------            Director
Ngaire E. Cuneo

           *
----------------------            Director
David R. Decatur

           *
----------------------            Director
Louis P. Ferrero

           *
----------------------
Donald F. Gongaware               Director


---------------------
M. Phil Hathaway                  Director


---------------------
James D. Massey                   Director

           *
---------------------
Dennis E. Murray, Sr.            Director


*By:/s/ Karl W. Kindig
    ---------------------------
    Karl W. Kindig, Attorney-in-fact